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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of UNOVA, Inc. on Form S-8 of our report dated March 11, 2004, which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and certain intangible assets in 2002, appearing in the Annual Report on Form 10-K of UNOVA, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
December 6, 2004

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM